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                                                                      EXHIBIT 99



                               [BLAIR CORPORATION]


PRESS RELEASE                                         For More Information Call:

                                                      Thomas P. McKeever
                                                      Blair Corporation
                                                      220 Hickory Street
                                                      Warren, PA  16365
                                                      (814) 723-3600

FOR IMMEDIATE RELEASE

           BLAIR CORPORATION ANNOUNCES THE REPURCHASE OF COMMON STOCK

         May 20, 1999 - Blair Corporation (AMEX:BL), a Delaware corporation, today announced that, pursuant to an offer received from the Trust Department of PNC Bank, as trustee, the Corporation has repurchased 156,220 shares of the Common Stock of Blair Corporation resulting from the death of John L. Blair. The negotiated purchase price of all shares repurchased did not exceed the market price of the Corporation's stock on the date of the transaction. This repurchase is in addition to the Registrant's repurchase of 600,000 shares of its Common Stock from the Estate of John L. Blair in January and April, 1999.

         Blair Corporation has also, from the fourth quarter of 1996 to the present, repurchased on the open market 544,739 shares of its Common Stock. Including the 156,220 share repurchase noted above, Blair Corporation has 8,151,773 shares outstanding and 1,923,667 shares in treasury.

         Blair Corporation, based in Warren, Pennsylvania, is a national catalog and direct mail marketer of womenswear, menswear and home products.

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